UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for 0.069593885 shares of common stock at an exercise price of $165.24 per whole share	CLSKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 26, 2025, the Board of Directors (the “Board”) of CleanSpark, Inc. (the “Company”) adopted and approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as amended and restated, the “Second Amended and Restated Bylaws”) that became effective immediately. The amendments, among other things:

•
Eliminate the ability of stockholders to call a special meeting (Section 2.2);
•
Eliminate the ability of stockholders to act by written consent (Section 2.9);
•
Change the advance notice bylaw provisions to, among other things, revise the timeframes under which stockholders must deliver notices relating to the submission of stockholder proposals and/or nominees, address matters relating to the universal proxy rules and increase informational requirements of such stockholders and their respective director nominees (Section 2.13);
•
Eliminate stockholder inspection of the stock ledger regardless of the size of the holdings of the stockholder and beyond the statutory protection already afforded stockholders (Section 2.15);
•
Eliminate stockholder inspection rights regardless of the size of the holdings of the stockholder and that exceed the statutory protection already afforded stockholders (Section 2.16);
•
Add language clarifying that the Board is exclusively permitted to determine its size as permitted under applicable law (Section 3.2);
•
Delete the limitations on powers that the Board of Directors may delegate to a committee of the Board (Section 3.16);
•
Add a provision stating that the federal district courts of the United States will be the exclusive forum for claims arising under the Securities Act of 1933, as amended (the “Securities Act”) (Section 11.1).
•
Incorporate technical, ministerial, clarifying and conforming changes, including to align the Second Amended and Restated Bylaws with various provisions of the Nevada Revised Statutes.

The foregoing description of the changes to the Company’s Amended and Restated Bylaws as set forth in the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, which is included as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.05 Amendments to the registrant’s code of ethics, or waiver of a provision of the code of ethics.

On September 26, 2025, the Board adopted an updated and revised code of business conduct and ethics (the “Code”). The Code applies to all directors, officers, and employees of the Company. The updates and revisions to the Code, among other things: clarify and revise provisions relating to compliance with laws, protection of proprietary information, conflicts of interest, international trade controls, sanctions, anti-money laundering and gifts, and also make other non-substantive administrative and stylistic changes. The amended Code is effective September 26, 2025, and does not result in any waiver with respect to any officer, director, employee or agent of the Company from any provision of the Code as in effect prior to the Board’s action to amend the Code.

The summary description of these updates and revisions to the Code set forth above is qualified in its entirety by reference to the full text of the Code, as amended, which is filed herewith as Exhibit 14.1 and can also be found on the Company’s corporate website at https://investors.cleanspark.com/governance/governance-documents/default.aspx. The contents on the Company’s website are not incorporated by reference in this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of CleanSpark, Inc.
14.1	Code of Business Conduct and Ethics.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	September 26, 2025	By:	/s/ Leighton R. Koehler
Leighton R. Koehler, General Counsel